EXHIBIT  23.2


       CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS



Air  Packaging  Technologies,  Inc.
Valencia,  California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 12, 1999 relating to the consolidated financial statements of Air Packaging Technologies, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                   /s/  BDO  Seidman,  LLP
                                        BDO  Seidman,  LLP

Los  Angeles,  California
November  11,  1999